Exhibit 23.2

___________________________
Joe R. Lane (1858-1931)		Samuel J. Skorepa*
Charles M. Waterman (1847-1924)		Kurt P. Spurgeon*
C. Dana Waterman III		Joshua J. McIntyre*
Terry M. Giebelstein*		Brett R. Marshall*
Rand S. Wonio		Kyle R. Day*
Curtis E. Beason		Andrea D. Mason*
Robert V. P. Waterman, Jr.*		James W. White*
R. Scott Van Vooren*
Richard A. Davidson*
Michael P. Byrne*	220 North Main Street, Suite 600	Registered Patent Attorney
Edmund H. Carroll*	Davenport, Iowa 52801-1987	April A. Price*
Theodore F. Olt III*	Telephone (563) 324-3246
Jeffrey B. Lang*	Fax (563) 324-1616	Of Counsel
Judith L. Herrmann*		Robert A. Van Vooren*
Robert B. McMonagle*		Thomas N. Kamp
Christopher J. Curran*	Writer’s Direct Dial: (563) 333-6624	William C. Davidson*
Joseph C. Judge*	E-Mail Address: rdavidson@l-wlaw.com	Charles E. Miller*
Jason J. O’Rourke*	www.L-WLaw.com	James A. Mezvinsky
Troy A. Howell*		David A. Dettmann*
Diane M. Reinsch*		Michael L. Noyes
Catherine E. E. Hult*		Jeffrey W. Paul*
Mikkie R. Schiltz*
Diane E. Puthoff*		*Also Admitted in Illinois
Wendy S. Meyer*
Ian J. Russell*		Illinois Office
Benjamin J. Patterson*		3551 7th Street, Suite 110
Douglas R. Lindstrom, Jr.*		Moline, IL 61265
Rian D. Waterman*
Abbey C. Furlong*

CONSENT OF LANE & WATERMAN LLP

We consent to the use of our Iowa tax opinion dated as of September 9, 2015, addressed to John Deere Capital Corporation; John Deere Receivables, Inc.; Wells Fargo Delaware Trust Company, N.A.; U.S. Bank National Association; RBC Capital Markets, LLC; Barclays Capital Inc.; J.P. Morgan Securities LLC; HSBC Securities (USA) Inc.; and Mitsubishi UFJ Securities (USA), Inc. for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2015-B, dated as of September 9, 2015.

LANE & WATERMAN LLP

/s/ Lane & Waterman LLP